FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2010

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in their charter)

Delaware (State or other jurisdiction of incorporation)	001-14157 (Commission File Number)	36-2669023 (I.R.S. Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois (Address of principal executive offices)		60602 (Zip Code)

Registrant’s telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of TDS held on May 26, 2010, the following number of votes were cast for the matters indicated.  The following voting results are final.

1.    Election of Directors

The following directors received the following votes and were elected:

a.    For the election of eight Directors of the Company by the holders of Series A Common Shares and Preferred Shares:

Nominee	For	Withhold	Broker Non-vote
LeRoy T. Carlson, Jr.	64,079,158	—	36,810
Letitia G. Carlson, M.D.	63,979,158	100,000	36,810
Prudence E. Carlson	63,979,158	100,000	36,810
Walter C.D. Carlson	64,079,158	—	36,810
Kenneth R. Meyers	64,079,158	—	36,810
Donald C. Nebergall	63,979,158	100,000	36,810
George W. Off	64,079,158	—	36,810
Mitchell H. Saranow	64,079,158	—	36,810

b.    For the election of four Directors of the Company by the holders of Common Shares and Special Common Shares:

Nominee	For	Withhold	Broker Non-vote
Clarence A. Davis	84,104,870	3,206,834	2,218,495
Christopher D. O’Leary	62,284,033	25,027,671	2,218,495
Gary L. Sugarman	84,949,973	2,361,731	2,218,495
Herbert S. Wander	56,809,237	30,502,467	2,218,495

2.  Proposal to Ratify the Selection of PricewaterhouseCoopers LLP as Independent Public Accountants for 2010.

This proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-vote
108,754,922	330,952	25,135	—

3.  Proposal by Shareholder Relating to Calling of Meetings by Shareholders.

This proposal received the following votes and was defeated:

For	Against	Abstain	Broker Non-vote
23,143,427	83,645,772	66,504	2,255,305

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date:	June 1, 2010

By:	/s/ Douglas D. Shuma
Douglas D. Shuma Senior Vice President and Corporate Controller